CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249843 on Form S-6 of our report dated December 23, 2020, relating to the financial statements of FT 9061, comprising International Capital Strength Portfolio, Series 49 and SMid Capital Strength Portfolio, Series 49, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 23, 2020